Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in Registration Statement No. 333-293357 on Form F-3, Registration Statement No. 333-293350 on Form F-10, and Registration Statement No. 333-268783 on Form S-8 of our reports dated March 2, 2026 relating to the financial statements of Brookfield Asset Management Ltd. and the effectiveness of Brookfield Asset Management Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025. /s/ Deloitte LLP Chartered Professional Accountants Licensed Public Accountants Toronto, Canada March 2, 2026 Deloitte LLP Bay Adelaide East 8 Adelaide Street West Suite 200 Toronto ON M5H 0A9 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca Exhibit 23.1